Exhibit 99.4

Notice of Extraordinary General Meeting of Shareholders from Symetryx, dated October 30, 2023, as a result of inaction from Issuer’s Board of Directors following the above Exhibit 99.3.

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

Dear Shareholder:

On September 29, 2023, Symetryx Corp. (“Symetryx”, or the “Proposing Shareholder”), requested the board of directors (the “Board of Directors” or the “Board”) of Check-Cap Ltd., a corporation incorporated under the laws of Israel (the “Company”), to call an extraordinary general meeting of the shareholders of the Company (including any adjournments, postponements, reschedulings or continuations thereof, the “EGM” or “Meeting”) in accordance with Section 63(b)(2) of the Israeli Companies Law, 5759-1999 (the “Companies Law”) no later than October 20, 2023. Since the Company unlawfully declined our request to convene, and has not timely called nor convened the Meeting as required by applicable law, the Proposing Shareholder, who hold approximately 5.1% of the voting rights of the Company, hereby calls to convene the Meeting in accordance with Section 64 of the Companies Law.

Notice is hereby given that an Extraordinary General Meeting of Shareholders to be held at the offices of the Proposing Shareholders’ external Israeli counsel, Sullivan & Worcester Tel Aviv law Offices, at 28 Ha’Arbaa St, Hagag towers, North Tower, 34th floor, Israel, on Monday, December 4, 2023, at 4:00pm, Israel time, or at any adjournments, postponements, reschedulings or continuations thereof.

The Meeting is being called for the following purposes:

1.	Consider a proposal to dismiss all of the Company’s directors from office and to appoint new directors in each of their place, and to approve their compensation; and

2.	Consider a proposal to approve entry into indemnification and exculpation agreements and provide directors’ and officers’ liability insurance coverage to all new director nominees in the form acceptable in the Company and granted to current board members of the Company.

Symetryx is currently not aware of any other matters that will come before the Meeting.  If any other matters are presented properly at the Meeting, the persons designated as proxies intend to vote upon such matters in accordance with their best judgment.

Our Recommendation

The Proposing Shareholder, unanimously recommend that you vote in favor of all of the aforesaid proposals, which are described in more detail in the attached Proxy Statement.

Record Date

Only shareholders of record at the close of business on November 1, 2023 (the “Record Date”), are entitled to notice of and to vote at the Meeting or at any adjournment thereof. You can vote either in person or by appointing a proxy to vote in your stead at the Meeting.

Quorum

The presence, in person or by proxy, of two or more shareholders holding or representing, in the aggregate, at least twenty-five percent (25%) of our company’s voting rights will constitute a quorum at the Meeting.  No business will be considered or determined at the Meeting unless the requisite quorum is present within half an hour from the time designated for the Meeting.  If within half an hour from the time designated for the Meeting a quorum is not present, the Meeting will stand adjourned to the same day in the following week, at the same time and place.  At least two shareholders present, in person or by proxy, will constitute a quorum at the adjourned meeting.  This notice will serve as notice of such reconvened meeting if no quorum is present at the original date and time and no further notice of the reconvened meeting will be given to shareholders.

Vote Required for Approval of the Proposals

Each of proposals 1 and 2 (together, the “Proposals”) to be presented at the Meeting require the affirmative vote of shareholders present at the Meeting, in person or by proxy, and holding ordinary shares, par value 48.00 NIS each, of the Company (the “Ordinary Shares”) amounting in the aggregate to at least a majority of the votes actually cast by shareholders with respect to each Proposal.

Each ordinary share entitles the holder thereof to one vote.

How You Can Vote

Enclosed are a form of WHITE proxy card and a WHITE voting instruction form for the Meeting that are being solicited by the Proposing Shareholder. We are mailing copies of this notice and Proxy Statement and the WHITE voting instruction form to holders of Ordinary Shares as of the Record Date, and we will solicit proxies primarily by mail and e-mail. The original solicitation of proxies by mail and e-mail may be further supplemented by solicitation by telephone, mail, e-mail and other means by certain of our officers, directors and employees (who will not receive additional compensation for these services) as well as by MacKenzie Partners, Inc. (“MacKenzie Partners”), the external proxy solicitor we have engaged for this purpose. We will bear the cost of external solicitors and of the solicitation of the WHITE proxy card and WHITE voting instruction form, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of the Ordinary Shares. However, it should be clarified that we intend to seek full reimbursement from the Company and/or the current serving members of the Board for all of our expenses in accordance with the provisions of Section 64(b) of the Companies Law.

The WHITE proxy card for use at the Meeting is attached to the Proxy Statement, and the WHITE voting instruction form, together with a return envelope, will be sent by us (or on our behalf) to holders of Ordinary Shares. By appointing “proxies,” shareholders may vote at the Meeting whether or not they attend. If a properly executed WHITE proxy card in the attached form is delivered to Symetryx, in care of MacKenzie Partners, at least four (4) hours prior to the Meeting, all of the Ordinary Shares represented by the proxy shall be voted as indicated on the form. Record (also known as registered) shareholders should return their voting instruction form by the date set forth therein to Symetryx, in care of MacKenzie Partners, or, in the case of indirect holders of Ordinary Shares that hold Ordinary Shares beneficially through a bank, broker or other financial institution, to such shareholders respective bank, broker or other financial institution.

Subject to applicable law and the rules of the Nasdaq Stock Market, in the absence of instructions, the Ordinary Shares represented by properly executed and received WHITE proxies or voting instruction forms (as applicable) will be voted “FOR” each Proposal to be presented at the Meeting for which we, the Proposing Shareholder, recommend a vote “FOR.”

Shareholders may revoke their proxies or voting instruction form (as applicable) in accordance with Section 9 of the Companies Law regulations (proxy and positions statements), by filing with Symetryx, in care of MacKenzie Partners, a written notice of revocation or duly executed WHITE proxy or WHITE voting instruction form (as applicable) bearing a later date.

Shareholders of record may also (i) vote their shares in person at the Meeting by presenting a certificate of ownership that complies with the Israeli Companies Regulations (Proof of Ownership of Shares for Voting at General Meeting), 5760-2000, as amended, as proof of ownership of the shares on the Record Date, or (ii) send such certificate along with a duly executed WHITE proxy and including a copy of their identity card, passport or certification of incorporation, as the case may be, to Symetryx, in care of MacKenzie Partners, not less than 48 hours prior to the Meeting.

If your ordinary shares are held in “street name,” these proxy materials are being forwarded to you by the broker, trustee or nominee or an agent hired by the broker, trustee or nominee.  Please follow the voting instructions provided to you by your broker, trustee or nominee.  Proxies must be received by our external proxy soliciter, MacKenzie Partners, no later than forty-eight (48) hours prior to the designated time for the Meeting. Proxies received by our transfer agent or at our registered office in Israel during the forty-eight (48) hours preceding the designated time for the Meeting will be presented to the Chairman of the Meeting and, at his discretion, may be voted as specified in the instructions included in such proxies. If you attend the Meeting, you may vote in person and your proxy will not be used. If you are a beneficial owner of shares registered in the name of your broker, bank, trustee or nominee and you wish to vote in person at the Meeting, you must first obtain a “legal proxy” from your broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Meeting.

Sincerely,

Symetryx Corp., Proposing Shareholder October 30, 2023

If you have any questions, require assistance in voting your WHITE voting instruction form/proxy card or voting via the internet or telephone, or need additional copies of the proxy materials, please call Okapi at the phone numbers listed below:

MacKenzie Partners, Inact the phone numbers listed below.

Toll-Free: 1-800-322-2885

Or

+1-212-929-5500

Via email: proxy@mackenziepartners.com

PROXY STATEMENT

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

Introduction

As more fully described below under “Background of the Meeting”, Symetryx Corp. (“Symetryx”, or the “Proposing Shareholder”), who hold approximately 5.1% of the voting rights of Check-Cap Ltd. (the “Company”), is convening an extraordinary general meeting of the shareholders of the Company (including any adjournments, postponements, reschedulings or continuations thereof, the “EGM” or “Meeting”) in accordance with Section 64 of the Israeli Companies Law, 5759-1999 (the “Companies Law”).

The enclosed proxy is being solicited by the Proposing Shareholder for use at the EGM to be held at the offices of our external Israeli counsel, Sullivan & Worcester Tel Aviv law Offices, at 28 Ha’Arbaa St, Hagag towers, North Tower, 34th floor, Israel, on December 4 2023, at 4:00pm, Israel time, or at any adjournments, postponements, reschedulings or continuations thereof.

Purpose of the Meeting

The Meeting is being called for the following purposes:

1.	Proposal 1: To dismiss all of the Company’s directors from office and to appoint new directors in each of their place, and to approve their compensation; and

2.	Proposal 2: To approve entry into indemnification and exculpation agreements and provide directors’ and officers’ liability insurance coverage to all new director nominees in the form acceptable in the Company and granted to current board members of the Company.

This Proxy Statement and our WHITE proxy card / voting instruction form are available at

MacKenzie Partners, Incat the phone numbers listed below.

Toll-Free: 1-800-322-2885

Or

+1-212-929-5500

Via email: proxy@mackenziepartners.com

Recommendation of the Proposing Shareholder

The Proposing Shareholder recommend a vote FOR the proposal set forth in this Proxy Statement.

Who Can Vote

You are entitled to notice of, and to vote in person or by proxy at, the Meeting, if you are a holder of record of the Company’s ordinary shares as of the close of business on November 1, 2023.  You are also entitled to notice of the Meeting and to vote at the Meeting if you held ordinary shares through a bank, broker or other nominee that is one of our shareholders of record at the close of business on November 1, 2023, or which appeared in the participant listing of a securities depository on that date.  See below “How You Can Vote.”

How You Can Vote

Enclosed are a form of WHITE proxy card and a WHITE voting instruction form for the Meeting that are being solicited by the Proposing Shareholder. We are mailing copies of this notice and Proxy Statement and the WHITE voting instruction form to holders of Ordinary Shares as of the Record Date, and we will solicit proxies primarily by mail and e-mail. The original solicitation of proxies by mail and e-mail may be further supplemented by solicitation by telephone, mail, e-mail and other means by certain of our officers, directors and employees (who will not receive additional compensation for these services) as well as by MacKenzie Partners, Inc. (“MacKenzie Partners”), the external proxy solicitor we have engaged for this purpose. We will bear the cost of external solicitors and of the solicitation of the WHITE proxy card and WHITE voting instruction form, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of the Ordinary Shares. However, it should be clarified that we intend to seek full reimbursement from the Company and/or the current serving members of the Board for all of our expenses in accordance with the provisions of Section 64(b) of the Companies Law.

The WHITE proxy card for use at the Meeting is attached to the Proxy Statement, and the WHITE voting instruction form, together with a return envelope, will be sent by us (or on our behalf) to holders of Ordinary Shares. By appointing “proxies,” shareholders may vote at the Meeting whether or not they attend. If a properly executed WHITE proxy card in the attached form is delivered to Symetryx, in care of MacKenzie Partners, at least four (4) hours prior to the Meeting, all of the Ordinary Shares represented by the proxy shall be voted as indicated on the form. Record (also known as registered) shareholders should return their voting instruction form by the date set forth therein to Symetryx, in care of MacKenzie Partners, or, in the case of indirect holders of Ordinary Shares that hold Ordinary Shares beneficially through a bank, broker or other financial institution, to such shareholders respective bank, broker or other financial institution.

Subject to applicable law and the rules of the Nasdaq Stock Market, in the absence of instructions, the Ordinary Shares represented by properly executed and received WHITE proxies or voting instruction forms (as applicable) will be voted “FOR” each Proposal to be presented at the Meeting for which we, the Proposing Shareholder, recommend a vote “FOR.”

Shareholders may revoke their proxies or voting instruction form (as applicable) in accordance with Section 9 of the Companies Law regulations (proxy and positions statements), by filing with Symetryx, in care of MacKenzie Partners, a written notice of revocation or duly executed WHITE proxy or WHITE voting instruction form (as applicable) bearing a later date.

Shareholders of record may also (i) vote their shares in person at the Meeting by presenting a certificate of ownership that complies with the Israeli Companies Regulations (Proof of Ownership of Shares for Voting at General Meeting), 5760-2000, as amended, as proof of ownership of the shares on the Record Date, or (ii) send such certificate along with a duly executed WHITE proxy and including a copy of their identity card, passport or certification of incorporation, as the case may be, to Symetryx, in care of MacKenzie Partners, not less than 48 hours prior to the Meeting.

If your ordinary shares are held in “street name,” these proxy materials are being forwarded to you by the broker, trustee or nominee or an agent hired by the broker, trustee or nominee.  Please follow the voting instructions provided to you by your broker, trustee or nominee.  Proxies must be received by our external proxy soliciter, MacKenzie Partners, no later than forty-eight (48) hours prior to the designated time for the Meeting. Proxies received by our transfer agent or at our registered office in Israel during the forty-eight (48) hours preceding the designated time for the Meeting will be presented to the Chairman of the Meeting and, at his discretion, may be voted as specified in the instructions included in such proxies. If you attend the Meeting, you may vote in person and your proxy will not be used. If you are a beneficial owner of shares registered in the name of your broker, bank, trustee or nominee and you wish to vote in person at the Meeting, you must first obtain a “legal proxy” from your broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Meeting.

Quorum

The presence, in person or by proxy, of two or more shareholders holding or representing, in the aggregate, at least twenty-five percent (25%) of our company’s voting rights will constitute a quorum at the Meeting.  No business will be considered or determined at the Meeting unless the requisite quorum is present within half an hour from the time designated for the Meeting.  If within half an hour from the time designated for the Meeting a quorum is not present, the Meeting will stand adjourned to the same day in the following week, at the same time and place.  At least two shareholders present, in person or by proxy, will constitute a quorum at the adjourned meeting.  This notice will serve as notice of such reconvened meeting if no quorum is present at the original date and time and no further notice of the reconvened meeting will be given to shareholders.

Abstentions and broker non-votes will be counted towards the quorum. Broker non-votes occur when brokers that hold their customers’ shares in street name sign and submit proxies for such shares and vote such shares on some matters but not on others. This occurs when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, but not on non-routine matters.

Unsigned or unreturned proxies, including those not returned by banks, brokers, or other record holders, will not be counted for quorum or voting purposes.

Vote Required for Approval of the Proposals

Pursuant to the Companies Law, each of proposals 1 and 2 described hereinafter requires the affirmative vote of shareholders present at the Meeting, in person or by proxy, and holding Ordinary Shares of the Company amounting in the aggregate to at least a majority of the votes actually cast by shareholders with respect to such proposal (a “Simple Majority”).

To our knowledge, based on the Company’s most recent filings with the U.S. Securities and Exchange Commission (“SEC”), the Company has 5,849,216 Ordinary Shares issued and outstanding.

Each ordinary share entitles the holder to one vote.

In tabulating the voting results for the proposal, shares that constitute broker non-votes and abstentions are not considered votes cast on the proposal, and will have no effect on the vote.  Unsigned or unreturned proxies, including those not returned by banks, brokers, or other record holders, will not be counted for voting purposes. Therefore, it is important for a shareholder that holds ordinary shares through a bank or broker to instruct its bank or broker how to vote its shares if the shareholder wants its shares to count towards the vote tally for the proposal.

Cost of Soliciting Votes for the Meeting

The original solicitation of proxies by mail and e-mail may be further supplemented by solicitation by telephone, mail, e-mail and other means by certain of our officers, directors and employees (who will not receive additional compensation for these services) as well as by MacKenzie Partners, the external proxy solicitor we have engaged for this purpose. We will bear the cost of external solicitors and of the solicitation of the proxy card and voting instruction form, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners. However, it should be clarified that we intend to seek full reimbursement from the Company and/or the current serving members of the Board for all of our expenses in accordance with the provisions of Section 64(b) of the Companies Law.

If you have questions about this Proxy Statement or the Meeting, please contact MacKenzie Partners, our proxy solicitor, by telephone toll-free at 1-800-322-2885 or +1-212-929-5500, or by email at proxy@mackenziepartners.com.

Background and Reasons of the Meeting

Section 63(b) of the Companies Law provides that the board of directors of a company will convene an Extraordinary general meeting at the demand of any shareholder(s) holding at least 5.0% of the voting rights of such company, within 21 days following the demand. Section 64 of the Companies Law provides that, if the board of directors fails to timely call a meeting requested under Section 63(b) of the Companies Law, then (i) the proposing shareholder(s) may call such meeting themselves, and (ii) the company will be required to cover the expenses of the proposing shareholder(s) in calling such meeting and that the directors who were responsible for said failure will personally reimburse such company for these expenses.

Based on publicly available information, Symetryx Corp., the Proposing Shareholder, currently hold an approximately 5.1% stake in the Company and sought to convene the Meeting to allow the shareholders of the Company to vote upon the Proposed Resolutions to improve the Company’s corporate governance by way of removing current directors from the Company’s Board of Directors and replacing them with new highly qualified directors nominees, as reflected in Proposal 1 and 2. We believe these actions are urgently required in order to protect shareholders’ interests, particularly for the following key reasons:

●	The Company’s existing board of directors’ (the “Board”) is making irrational and unreasonable business decisions and fails to oversight Company’s management. This is demonstrated, inter alia, by the following:

o	As set forth in the Company’s 6-K filing of August 14, 2023 on August 16, 2023, the Company entered into a business combination agreement (the “BCA”) with Keystone Dental Holdings, Inc. (“Keystone”), and affiliated entities.

o	The BCA is lacking any rational synergies. Keystone is a traditional manufacturing company, which is fundamentally misaligned with the needs and expectations of the Company’s shareholders, who believed and invested in the Company’s innovative high-growth technology.

o	While providing very little information and guidance as to the prospective of the merged business (including, without limitation, Keystone’s Compounded Annual Growth Rate) the BCA provides Keystone with a $225,000,000 valuation, which we view as inflated and unrealistic due to Keystone revenues for 2022 and given the pessimistic prospective growth. We have high concerns that Company and its management are not fulfilling their obligations to protect shareholder value in a transaction which will be excessively dilutive with no real long - term provided synergy.

o	The BCA and the press release provided in connection thereto provide no clarity as to the future of the Company’s IP, which we view as very concerning.

o	We are confident in our ability to quickly locate solid third - party partner to engage an alternative transaction which will adequately reflect shareholders value and are intended to secure long-term strategy and growth for the Company.

o	The Company’s cash burn rate which is expected to be over $15,000,000 from June through the BCA consummation date while the Company is effectively not conducting any business - is highly excessive and raises major concerns. Our proposed highly experienced directors will be able to cut down on such excessive burn rate, substantially reduce it and help the Company to navigate through these uncertain times.

All in all, we believe that the Proposed Resolutions will help affect a long-overdue change to the Board, and importantly, help to align the Company’s Board with shareholders’ interests to maximize value.

These statements should not be construed to prejudice any of our claims, rights, arguments, demands, grounds and/or remedies under any contract, the Articles of Association and/or law.

PROPOSAL 1

TO DISMISS ALL OF THE COMPANY’S DIRECTORS FROM OFFICE AND TO APPOINT NEW

DIRECTORS IN EACH OF THEIR PLACE, AND TO APPROVE THEIR COMPENSATION

The Articles of Association (the “Articles”) of Check-Cap Ltd. (the “Company”) provide that the Company shall have at least four (4) and not more than eleven (11) directors.

The Company’s board of directors (the “Board”) currently consists of five (5) directors.

In accordance with Articles 26 and 40 of the Articles and under Section 63(b)(2) of the Israeli Companies Law, 5759-1999 (the “Companies Law”), we propose to dismiss all members of the Board from office effective immediately: Mr. Steven Hanley; Ms. Clara Ezed; Dr. Mary Jo Gorman; Mr. XiangQian (XQ) Lin; Mr. Yuval Yanai; (the “Dismissed Directors”), and, to appoint the following five (5) new directors to replace the Dismissed Directors as specified below, each to serve until the Company’s next general annual meeting of shareholders: Idan Ben Shitrit, Avital Shafran, Jordan Lipton, William Vozzolo and Lilian Malczewski (the “New Director Nominees”).

All of the New Director Nominees have declared their ability to be appointed as independent directors.

The New Director Nominees, whose professional backgrounds are provided below, have each advised the Company that they are willing, able and ready to serve as directors if appointed. Additionally, in accordance with the Companies Law, each of the New Director Nominees has certified to the Company that they meet all the requirements of the Companies Law for appointment as a director of a public company, they possess the necessary qualifications and have sufficient time to fulfill their duties as directors of the Company, taking into account the size and needs of the Company.

Each of Messrs. Vozzolo, Lipton, Yanai, Dr. Malczewski, and Ms. Shafran, has affirmed in a Director & Officer questionnaire completed by him or her prior to the calling of the Meeting, as to his or her qualification to serve prospectively as an independent director of Check-Cap, as such independence is determined under the Listing Rules of the Nasdaq Stock Market. Similarly, none of the New Director Nominees has identified relationships that would disqualify him or her from serving as an independent member of the audit or compensation committees of the Stratasys Board, as determined in accordance with the requirements of Nasdaq Listing Rule 5605(c)(2) and Exchange Act Rule 10A-3, and Nasdaq Listing Rule 5605(d)(2) and Exchange Act Rule 10C-1, respectively.

If appointed to replace each of the Dismissed Directors and subject to the approval of proposal 2 of this Proxy Statement, each of the New Director Nominees, will benefit from the indemnification and exculpation agreement, substantially in the form of those that the Company previously entered into with the Company’s members of the Board, as well as from the Company’s directors’ and officers’ liability insurance policy, as in effect from time to time.

Biographical information concerning the New Director Nominees for election at the Meeting:

Mr. Jordan Lipton

Mr. Jordan Lipton currently serves as the chairman of Noveto ltd. since August 2022. Mr. Lipton also serves as a board member of Avalon Bridge Capital Inc. since May 2021, and as a CO-Founder, Chief Investment Officer of ACA Enterprise Holdings since February 2019. Between August 2019 and July 2023, he served as a Senior Vice President of Strategic Development at Justice Cannabis Co. From September 2018 to October 2021, Mr. Lipton served as a board member in Alerio Gold Corporation. From April 2019 to September 2019, he served as a managing director in Antera Inc. From August 2016 to April 2019, Mr. Lipton served as a managing director of Gravitas Financial Inc. Between 2014 and 2017 he also served as a partner in Silverbear Capital Inc. Mr. Lipton served from 2014 to 2016 he served as a managing director in AM Capital Receivables Management Limited. Between 2014 to 2015 he served as a consultant in First Global Data Corp. Between 2011 to 2014 he served as a VP Corporate Finance and Business Development in Fordham Hillsworth Financial Service Inc. Mr. Lipton has a Bachelor of Laws degree from the City University of London, and a Master of Business Administration from the Korea University.

Ms. Avital Shafran

Ms. Avital Shafran has a Bachelor of Sciences in Electrical and Computer Engineering, as well as a Master of Sciences in Computer Science, both from the Hebrew University of Jerusalem, and is currently studying towards a PhD in Computer Science researching AI. Since 2017, Ms. Shafran is employed as a teacher assistant at the Hebrew University. From 2016 until 2017 Ms. Shafran served as a Full stack developer at Intel.

Mr. Idan Ben Shitrit

Mr. Idan Ben Shitrit serves, since 2018, at a Hedge Fund management, as a board member at multiple private companies, and as a financial and wealth advisor. From 2016 to 2018, Mr. Ben Shitrit worked in investment banking. From 2009 to 2016, he served as a portfolio and securities manager in Expert Nostro Co., Meitav Nostro, and Altris Nostro. Between 2007 to 2008 , Mr. Ben Shitrit served as an investment manager in Africa Israel Investment Ltd. In 2005 to 2007, he served as a Department Senior Manager in Michale Davis Group. Before 2005, Mr. Ben Shitrit served as a trader in Harel Investment Company and before that as a personal security unit manager. Mr. Ben Shitrit has a Bachelor of arts’ degree in Mathematics and Economics, from the Tel-Aviv University, and a Master of Business Administration from the Herzliya Reichman University.

Mr. William Vozzolo

Mr. William Vozzolo is serving as Global Treasurer, Head of Operations and CCO at OC Investment Management LP, a medium-sized Fixed Income hedge fund in Miami, Florida. As Global Treasurer, his role entails managing the funding, cash management / yield enhancement strategy, and margin usage, along with investor relationship management. As Head of Operations, William manages a team of analysts, programmers and developers to ensure all post-execution is streamlined and at a low to zero risk to the firm. William is also titled CCO, ensuring the firm is compliant with all related regulatory bodies and responsible for establishing standards and implementing procedures to ensure that the compliance programs throughout the organization are effective and efficient in identifying, preventing, detecting, and correcting noncompliance.

William is highly accomplished with a career spanning over two decades in finance. He commenced his journey at JPM in 2000, on the Fixed Income Repo Desk before joining Highland Financial, where he was an MBS repo trader and assumed responsibilities in operations management. In 2007, he transitioned to Highbridge Capital, where he played a pivotal role in establishing and elevating their repo desk and treasury management capabilities in the fixed income sector. William then spent three years at Barclays as a Product Manager. In 2013, he joined Field Street Capital Management, leading Operations and non-USD funding while simultaneously overseeing the business operations of the EU entity. In 2021, he joined OC Investment Management.

Dr. Liliane Malczewski

Dr. Liliane Malczewski is currently serving as president and as a board member at the Order of Dentists of Quebec, as well as president and chief executive manager of the Healy Dental Clinics, and also as the Chief of Dentistry at the Montreal Integrated Health, Social Services and University Centre (Ciusss Odim). Between 2018 to 2021, she served as Local Chief of Dentistry at the Lakeshore General Hospital. From 2012 to 2018, she served as President of the Cornwall & District Dental Society - Division of The Ontario Dental Association. Dr. Malczewski also served as a Clinical Dentist in various clinics between 2011 and 2019. She has an Executive master’s degree in business administration from the University of Fredericton, a Doctor of Dental Medicine from the University of Montreal, and a D.E.C. Health Sciences from the college of Jean-De-Brébeuf.

It is therefore proposed that at the Meeting the following resolution be adopted:

“RESOLVED, to dismiss Mr. Steven Hanley from the Board effective immediately and to appoint William Vozzolo in his place to serve until the next general annual meeting of shareholders, and to approve his compensation as set forth in the Proxy Statement.”

“RESOLVED, to dismiss Ms. Clara Ezed from the Board effective immediately and to appoint Avital Shafran in her place to serve until the next general annual meeting of shareholders, and to approve her compensation as set forth in the Proxy Statement.”

“RESOLVED, to dismiss Dr. Mary Jo Gorman from the Board effective immediately and to appoint Lilian Malczewski in her place to serve until the next general annual meeting of shareholders, and to approve her compensation as set forth in the Proxy Statement.”

“RESOLVED, to dismiss Mr. XiangQian (XQ) Lin from the Board effective immediately and to appoint Jordan Lipton in his place to serve until the next general annual meeting of shareholders, and to approve his compensation as set forth in the Proxy Statement.”

“RESOLVED, to dismiss Mr. Yuval Yanai from the Board effective immediately and to appoint Idan Ben Shitrit in his place to serve until the next general annual meeting of shareholders, and to approve his compensation as set forth in the Proxy Statement.”

“RESOLVED, any and all new directors appointed by the Board (if any) following September 29, 2023 and until the conclusion of the Meeting be, and they hereby are, removed from the Board, effective immediately.”

The approval of all resolutions under Proposal 1 requires the affirmative vote of shareholders present at the Meeting, in person or by proxy, and holding Ordinary Shares of the Company amounting in the aggregate to at least a majority of the votes actually cast by shareholders with respect to such proposal (a “Simple Majority”).

The Proposing Shareholder unanimously recommend that the shareholders vote FOR the removal of each of these directors and appointment of each of the New Director Nominees in their place.

PROPOSAL 2

TO APPROVE ENTRY INTO INDEMNIFICATION AND EXCULPATION AGREEMENTS AND

PROVIDE DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE COVERAGE TO ALL NEW

DIRECTOR NOMINEES IN THE FORM ACCEPTABLE IN THE COMPANY AND GRANTED TO

CURRENT BOARD MEMBERS OF THE COMPANY

Subject to the dismissal of the Dismissed Directors and the appointment of the New Director Nominees in their stead, we propose to approve all New Director Nominees, to benefit from the indemnification and exculpation agreement, substantially in the form of those that the Company previously entered into with the Company’s members of the Board, as well as from the Company’s directors’ and officers’ liability insurance policy, as in effect from time to time.

It is recommended to adopt the following resolutions:

“RESOLVED, to approve the entry into indemnification and exculpation agreements and provide liability insurance coverage to all New Director Nominees as currently provided to the current directors of the Company.”

The approval of all resolutions under Proposal 2 requires the affirmative vote of shareholders present at the Meeting, in person or by proxy, and holding Ordinary Shares of the Company amounting in the aggregate to at least a majority of the votes actually cast by shareholders with respect to such proposal (a “Simple Majority”).

The Proposing Shareholder unanimously recommend that the shareholders vote FOR the entry into indemnification and exculpation agreements and provide liability insurance coverage to all New Director Nominees as currently provided to the current directors of the Company.

***

Your vote is important! Shareholders are urged to complete and return their proxies promptly in order to, among other things, ensure action by a quorum and to avoid the expense of additional solicitation. If the accompanying proxy is properly executed and returned in time for voting, and a choice is specified, the shares represented thereby will be voted as indicated thereon. EXCEPT AS MENTIONED OTHERWISE IN THIS PROXY STATEMENT, IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

Proxies and all other applicable materials should be sent to Symetryx, in care of Mackenzie Partners using the contact information below and instructions otherwise provided in this Proxy Statement.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended, as applicable to foreign private issuers. Accordingly, the Notice of the Special General Meeting of Shareholders and the Proxy Statement have been prepared in accordance with applicable disclosure requirements in the State of Israel.

THE PROPOSING SHAREHOLDERS HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS PROXY STATEMENT IS DATED FEBRUARY 13, 2023. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS DOCUMENT TO SHAREHOLDERS SHOULD NOT CREATE ANY IMPLICATION TO THE CONTRARY.

If you have any questions, require assistance in voting your WHITE voting instruction form/proxy card or voting via the internet or telephone, or need additional copies of the proxy materials, please call MacKenzie Partners, Inact the phone numbers listed below.

Toll-Free: 1-800-322-2885

Or

+1-212-929-5500

Via email: proxy@mackenziepartners.com

Sincerely,

Symetryx Corp.

CHECK-CAP LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Aleta Shiff (Symetryx), Noa Havdala (Sullivan & Worcester) and Gal Cohen (Sullivan & Worcester) and each of them, as agents and proxies of the undersigned, with full power of substitution to each of them, to present and to vote on behalf of the undersigned all the ordinary shares, par value NIS 48.00 per share, of Check-Cap Ltd. (the “Company”), which the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders of the Company (including any adjournments, postponements, rescheduling or continuations thereof, the “EGM” or the “Meeting”) to be held at at the offices of the Proposing Shareholders’ external Israeli counsel, Sullivan & Worcester Tel Aviv law Offices, at 28 Ha’Arbaa St, Hagag towers, North Tower, 34th floor, Israel, on Monday, December 4, 2023 at 4:00pm, Israel time, upon the following matters, which are more fully described in the Notice of the EGM (the “Notice”) and Proxy Statement relating to the Meeting issued by Symetryx and the other Proposing Shareholders named therein (the “Proxy Statement”).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE WITH RESPECT TO ANY MATTER, THIS PROXY CARD WILL BE VOTED “FOR” SUCH MATTER. ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED.

(Continued and to be signed on the reverse side)

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

CHECK-CAP LTD. (THE “COMPANY”)

Date of Meeting: December 4, 2023

THE PROPOSING SHAREHOLDER RECOMMEND A VOTE “FOR” THE ITEMS SET FORTH

BELOW.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED

ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To dismiss all of the Company’s directors from office and to appoint new directors in each of their place, and to approve their compensation

a.	To dismiss Mr. Steven Hanley from the Board effective immediately and to appoint William Vozzolo in his place to serve until the next general annual meeting of shareholders, and to approve his compensation as set forth in the Proxy Statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

b.	To dismiss Ms. Clara Ezed from the Board effective immediately and to appoint Avital Shafran in her place to serve until the next general annual meeting of shareholders, and to approve his compensation as set forth in the Proxy Statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

c.	To dismiss Dr. Mary Jo Gorman from the Board effective immediately and to appoint Lilian Malczewski in her place to serve until the next general annual meeting of shareholders, and to approve his compensation as set forth in the Proxy Statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

d.	To dismiss Mr. XiangQian (XQ) Lin from the Board effective immediately and to appoint Jordan Lipton in his place to serve until the next general annual meeting of shareholders, and to approve his compensation as set forth in the Proxy Statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

e.	To dismiss Mr. Yuval Yanai from the Board effective immediately and to appoint Idan Ben Shitrit in his place to serve until the next general annual meeting of shareholders, and to approve his compensation as set forth in the Proxy Statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	To approve the entry into indemnification and exculpation agreements and provide liability insurance coverage to all New Director Nominees as currently provided to the current directors of the Company.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Signature of Shareholder _______ Date _____ Signature of Shareholder (Title) __________ Date _____

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.